                                                               Exhibit 10.26

                          ASSET PURCHASE AGREEMENT



     THIS AGREEMENT dated as of April 14, 1997, by and between Zycad Corporation, a Delaware corporation ("ZYCAD") with offices at 47100 Bayside Parkway, Fremont, California 94538 and IKOS Systems, Inc. a Delaware corporation, ("IKOS") with offices at 19050 Pruneridge Avenue, Cupertino, California 95014.

     WHEREAS, ZYCAD is engaged in the LightSpeed Logic Accelerator business;

     WHEREAS, IKOS desires to purchase from ZYCAD, and ZYCAD desires to sell to IKOS, all of the software and hardware event-driven simulation technology related to the LightSpeed products ("Assets") and rights of ZYCAD related to the Assets as provided by this Agreement, upon the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                     ARTICLE I  PURCHASE AND SALE OF ASSETS

     SECTION 1.1 DESCRIPTION OF ASSETS TO BE ACQUIRED. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 6.1), Zycad agrees to convey, sell, transfer, assign and deliver to IKOS, and IKOS shall purchase from ZYCAD, all rights, title and interest of ZYCAD at the Closing in and to the Assets. Assets include, but are not limited to, Zycad's logic simulation customer list, all LightSpeed specific product technology, and Zycad's library tools. Attached as Schedule 1 is a complete list of Assets. No ZYCAD liabilities are being assumed by IKOS.

     SECTION 1.2 EXCLUDED ASSETS It is agreed that notwithstanding the foregoing, Assets shall not include (i) office furniture or supplies, (ii) equipment used in connection with the Assets which are under lease such as workstations, terminals, servers, tape drives, etc. (the "Equipment"), (iii) XP, PXP and Zycad fault simulation products and future non-logic simulation products or technology developed by Zycad, and (iv) current and future non-logic simulation products or technologies developed by Zycad's GateField Division, (v) current and future non-logic simulation products or technologies developed by Zycad's Services Group, (vi) LightSpeed inventory,
(vii) third party software and hardware including SimWave and MME.

                     ARTICLE II  PURCHASE PRICE

     SECTION 2.1 CONSIDERATION. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets and the Covenant (as defined in Section 3.3) and in full payment therefor, Buyer will pay the purchase price set forth in Section 2.2


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     SECTION 2.2    AMOUNT.  The purchase price ("Purchase Price") for the
Assets and the Covenant shall be as follows:

     a) A cash payment in an amount equal to $5,000,000 payable on Closing (as defined in Article VI).

     SECTION 2.3 PAYMENT OF PURCHASE PRICE. $2,500,000 of the Purchase Price shall be payable at the Closing by IKOS by wire transfer. $2,000,000 shall be payable by IKOS by wire transfer within three (3) days after receipt of notice from Zycad of completion of twenty-five (25) Joint Sales Calls.
For purposes of this Agreement, a Joint Sales Call is a meeting with a representative of a logic simulation customer of Zycad and an IKOS representative and a Zycad representative. The balance of $500,000 shall be payable by IKOS by wire transfer within three (3) days after receipt of notice from Zycad of completion of an additional twenty-five (25) Joint Sales Calls.

                             ARTICLE III  TAXES

     SECTION 3.1 TAXES. ZYCAD shall pay all sales, use and other transfer taxes arising out of the purchase and sale of the Assets.

                  ARTICLE IV  REPRESENTATIONS AND WARRANTIES

     SECTION 4.1    REPRESENTATIONS OF IKOS.   IKOS represents to ZYCAD that:

     a) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     b) AUTHORIZATION. To the extent it is a party thereto, it has full corporate power and authority to enter into this Agreement to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. It has taken all necessary and appropriate corporate and stockholder action with respect to the execution and delivery of this Agreement, and with respect to IKOS, the Agreement constitutes a valid and binding obligation enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

     c) CONSENTS. To the best of its knowledge, no consent, approval, order or authorization of registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority or any third party is required in connection with the consummation of the transactions contemplated hereunder.

     d) BROKER FEES. It is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any of the transactions contemplated hereby.

     e) EXPENSES. Each of the parties' respective legal, financial adviser and accounting fees, and their other expenses incurred in connection with the proposed


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

transaction shall be paid by each such party. Both parties represent that there are no brokers or finders engaged by either party for services rendered in connection with the proposed transaction and that no such fees shall be paid by either party.

     f) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by IKOS prior to the Closing shall have been fully performed and complied with at or prior to the Closing, including the delivery of the Closing Purchase Price and the instruments and documents in accordance with Section 6.2.

     SECTION 4.2 REPRESENTATION OF ZYCAD. ZYCAD hereby represents and warrants to IKOS that:

     (a) CORPORATE ORGANIZATION OF ZYCAD. ZYCAD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to conduct the Business in the places where such Business is now conducted.

     (b) AUTHORIZATION OF ZYCAD. ZYCAD has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Assets delivered in accordance with Section 6 hereunder (the "Closing Documents"). ZYCAD has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Closing Documents. This Agreement constitutes a valid and binding obligation of ZYCAD, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

     (c) BROKERS' AND FINDERS' FEES. ZYCAD is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transactions contemplated hereby.

     (d) CUSTOMERS. ZYCAD has provided IKOS with a list which includes all customers to which ZYCAD has supplied products relating to the Business during the past fiscal year ("Logic Customers"). That Logic Customer list is attached hereto as Schedule 2 and includes a 1997 forecast. ZYCAD has furnished IKOS with complete and accurate descriptions of all current agreements with such customers. ZYCAD is not aware of any event, happening or fact which would lead it to believe that any of said customers will not continue their current level of purchases after the Closing, except for Level
One and Cisco.   IKOS may solicit these customers for logic simulation
immediately after Closing.

     (e) TITLE TO PROPERTY. ZYCAD has good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever. By virtue of the


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deliveries made at the Closing, IKOS will obtain good and marketable title to the Assets, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, charges, equities, clouds and restrictions of any nature whatsoever.

     (f) ASSETS. Except for the Excluded Assets, the Assets include all intellectual property, inventory and all other property in which ZYCAD has any right, title and interest with respect to the Business.

     (g)  PROPRIETARY RIGHTS.  Except for the Excluded Technology, Schedule
1.1 sets forth all technology which The Technology includes all patent rights, copyrights, trade secrets, information, proprietary rights and processes necessary for the Business as now and proposed to be conducted without any conflict with or infringement upon the rights of others. ZYCAD is the sole owner of all right, title and interest in and to all such technology free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever.

     (h) COMPLIANCE WITH LAW. ZYCAD has complied and is in compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to the Business including without limitation all export control laws. ZYCAD has been granted any and all licenses, permits (temporary and otherwise), authorization and approvals from federal, state, local and foreign government regulatory bodies necessary to carry on the Business as currently conducted, all of which are currently valid and in full force and effect. To the best of ZYCAD's knowledge, there is o order issued, investigation or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any federal, state, local or foreign court or governmental agency or instrumentality applicable to the Business.

     (i) ABSENCE OF GOVERNMENTAL OR OTHER OBJECTION. There is no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party and the consummation of the transaction has not been enjoined by a court of competent jurisdiction as of the Closing.

     SECTION 4.3    NON-COMPETITION

          4.3.1. Commencing on the date of this Agreement and continuing for a period of five (5) years thereafter, ZYCAD shall not directly or indirectly, develop, market, or sell logic simulation products nor develop or enhance ZYCAD's hardware based products for logic, nor integrate to any logic simulation product including software except for Zycad's fault simulation products provided that such product shall not be sold for logic simulation and further provided that this integration does not enable the logic capability of the Zycad accelerator; throughout the United States and the world.

                         ARTICLE V  CONFIDENTIALITY

     SECTION 5.1 CONFIDENTIALITY. All proprietary information provided to the other party shall be kept confidential pursuant to the terms of the Nondisclosure Agreement signed


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between the parties on April 9, 1997.  The parties agree to maintain the confidentiality of the terms and conditions of this Agreement except to the extent required by law; provided, however, the parties agree to issue a mutually agreeable joint press release upon execution of this Agreement announcing such execution. Each party will review and agree to the text of any other public announcement related to this Agreement or the transactions contemplated hereby prior to the release thereof. In addition, in the event that Zycad shall determine that it is obligated to file this Agreement with the Securities Exchange Commission (the "SEC"), Zycad shall so notify IKOS.

                               ARTICLE VI  CLOSING

     SECTION 6.1 TIME OF CLOSING. The closing for the transaction contemplated by this Agreement shall be on April 14, 1997. The Closing shall take place electronically or at such other place or date as may be agreed upon from time to time in writing by IKOS and ZYCAD.

     SECTION 6.2 DELIVERIES BY ZYCAD. At the Closing, ZYCAD shall deliver to IKOS, all duly and properly executed, the following:

     (a) A good and sufficient Bill of Sale, which shall be in form and substance satisfactory to IKOS selling, delivering, transferring and assigning to IKOS title to all of ZYCAD's right, title and interest to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever, except as otherwise provided herein.

     (b) An opinion of Douglas E. Klint, general counsel to ZYCAD, dated the date of the Closing, as to the following matters:

          (i) ZYCAD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into the transactions contemplated herein and in the Related Agreements.

          (ii) This Agreement and other documents delivered at the Escrowed Closing by ZYCAD have been duly executed and delivered by ZYCAD, and are legally valid and binding obligations of ZYCAD, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors; rights generally, now or hereafter in effect, and except to the extent that courts may not grant specific performance of contractual provisions involving matters other than the payment of money;

          (iii) All necessary corporate action has been taken by ZYCAD to authorize the execution and delivery of this Agreement and the performance by ZYCAD of its obligations and thereunder.

          (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby have not, and will not, result in a


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

breach of or conflict with any of the terms, provisions and conditions of the Certificate of Incorporation or Bylaws of ZYCAD, any applicable judicial or administrative writ, decree or order of which such counsel has knowledge, or, to the best of such counsel's knowledge, any deed, mortgage, indenture, contract, agreement or instrument known to counsel to which ZYCAD is party or by which it is bound;

          (v) To the best of such counsel's knowledge, all Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions, and ZYCAD is not in default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder; and no claim of such a default has been asserted and there is no basis upon which such a claim could validly be made except as set forth in Schedule 1.

     (d) Such other separate instruments of sale, assignment or transfer that IKOS may reasonably deem necessary or appropriate in order to perfect, confirm or evidence in IKOS's title to all or any part of the Assets.

     (e)  Lien release for the Assets from Coast Business Credit.

                         ARTICLE VII  POST CLOSING

     SECTION 7.1 POST CLOSING OBLIGATIONS. ZYCAD shall deliver the following documents to IKOS within a reasonable time after Closing:

     (a) A UCC-2 Termination Statement for any UCC-2 filed against the Assets, with proof of filing.

     (b) An assignment of U.S. Patent No. 4,527,249 to IKOS with proof of filing in the U.S. Patent and Trademark Office.

                        ARTICLE VIII  INDEMNIFICATION

     SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of either party, all representations, warranties, covenants and agreements of each party in this Agreement shall survive the execution, delivery and performance of this Agreement. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing. The obligation of indemnity provided herein with respect to all of its representations and warranties set forth in Section 4.1 and such representations and warranties shall terminate one (1) year after the Closing. The obligations of indemnity provided herein with respect to the representations and warranties of ZYCAD set forth in Section 4.2 and such representations and warranties shall terminate one (1) year after the Closing.

     SECTION 8.2 INDEMNIFICATION. ZYCAD hereby agrees to indemnify and hold harmless IKOS against any and all losses, liabilities, damages, demands, claims, suits,


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actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by IKOS, directly or indirectly, as a result of or arising from an any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by ZYCAD in this Agreement or any facts or circumstances constituting such an inaccuracy, breach or nonfulfillment.

                               ARTICLE IX  EMPLOYEES

     SECTION 9.1 ZYCAD EMPLOYEES. IKOS has the right to solicit the employment of only those RIF employees on the list previously furnished by Zycad.

                                 ARTICLE X  NOTICE

     SECTION 10.1 NOTICE. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to ZYCAD:                  Zycad Corporation
                              47100 Bayside Parkway
                              Fremont, CA  94538
                              Attention:  General Counsel

If to IKOS:                   IKOS Systems, Inc.
                              19050 Pruneridge Avenue
                              Cupertino, CA  95014
                              Attention:  Chief Financial Officer

                  ARTICLE XI  RIGHT OF FIRST REFUSAL

     SECTION 11.1 FAULT BUSINESS. In the event that ZYCAD has an offer from a third party to purchase ZYCAD's fault business ("Offer"), IKOS shall have a right of first refusal to purchase ZYCAD's fault business upon the same terms and conditions as set forth in the written Offer. IKOS shall have a period of seven (7) days after receipt of the terms and conditions of the Offer to exercise its right of first refusal by giving written notice back to ZYCAD; and a reasonable period of time after the date of notice to ZYCAD to close the purchase of ZYCAD's fault simulation business upon the same terms and conditions as the Offer. In the event the closing of the Offer is not completed within 120 days after the scheduled Closing date, this Right of First Refusal shall be reinstated.


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                       ARTICLE XII  CUSTOMER SUPPORT

     SECTION 12.1 SUPPORT. ZYCAD shall have the right to continue the support of its current Logic Simulation Customers.

     SECTION 12.2 PRODUCT REPLACEMENT. For Level One and CISCO, ZYCAD shall have the right to purchase IKOS products at IKOS' cost plus reasonable support costs for the purpose of swapping LightSpeed products with IKOS products. ZYCAD shall take no ownership in the IKOS products.

     SECTION 12.3 REPORTS. For a period of two (2) years after Closing, ZYCAD shall send a written report to IKOS' CFO every quarter setting forth the names and addresses of any new PXP customers.

                      ARTICLE XIII  IKOS FAULT CUSTOMERS

     SECTION 13.1 FAULT CUSTOMERS. IKOS agrees to provide ZYCAD at Closing with a list of IKOS' fault customers with names, addresses and contact information. ZYCAD will not solicit these customers for a period of three
(3) months after Closing.

     SECTION 10.2 STANDSTILL. IKOS agrees not to sell its fault simulation products to any new customers.

                         ARTICLE XIV  ENTIRE AGREEMENT

     SECTION 14.1 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter, except that the Nondisclosure Agreement signed by the parties on April 9, 1997 shall survive as an independent agreement.

     SECTION 14.2 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon ZYCAD, its successors and permitted assigns, and IKOS and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon any purchaser of ZYCAD's verification business.

     SECTION 14.3 CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     SECTION 14.4 EXPENSES OF TRANSACTION; TAXES. ZYCAD and IKOS shall each pay their own respective costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby.


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     SECTION 14.5     WAIVER; CONSENT.  This Agreement may not be changed,
amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     SECTION 14.6 NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

     SECTION 14.7 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 14.8 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

     SECTION 14.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     SECTION 14.10 REMEDIES OF IKOS. ZYCAD agrees that the Assets are unique and not otherwise readily available to IKOS. Accordingly, ZYCAD acknowledges that, in addition to all other remedies to which IKOS is entitled, IKOS shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided IKOS is not in material default hereunder.

     SECTION 14.11 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within the state, solely between residents of the state.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        IKOS SYSTEMS, INC.

                                        By:
                                           ----------------------------------

                                        Title:
                                              -------------------------------


                                        ZYCAD CORPORATION

                                        By:
                                           ----------------------------------

                                        Title:
                                              -------------------------------


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                                  SCHEDULE 1

                                    Assets

1. LightSpeed Logic Simulation Software and Hardware technology owned by ZYCAD consisting of the following:

     a)   All intellectual property
     b)   U.S. Patent No. 4,527,249
     c)   Design Schematics
     d)   Design Data Base
     e)   Documentation
     f)   Software Source Code

2.   LightSpeed and Speedview trademarks

3.   PXP and XP Library Tools, excluding the Fintronic software.

4.   ZYCAD Logic Customer list (as defined in Section 4.2(d))


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                                    SCHEDULE 2

                            Zycad's Logic Customer List


1.  Logic Customer List


                 CUSTOMER NAME                       LOCATION
                 -------------                       --------


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